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                                                               EXHIBIT 23.3


                     CONSENT OF DELOITTE & TOUCHE LLP


   We consent to the use in this Amendment No. 1 to Registration Statement No. 333-61736 of Ariel Corporation on Form S-4 of our report dated September 25, 2000 relating to MAYAN Networks Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding uncertainty of MAYAN Networks' ability to continue as a going concern), appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


   We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


/s/ Deloitte & Touche LLP


San Jose, California


July 23, 2001